EXHIBIT 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material, and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

EXHIBIT J

FORM OF TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

by and between

Eisai Inc.

and

Catalyst Pharmaceuticals, Inc.

Dated as of [•]

i

SCHEDULES

Schedule 1.1	[***]
Schedule 2.1(a)	[***]
Schedule 2.1(b)	Transitional Services
Schedule 2.10.2(b)	Form of Quarterly Statement
Schedule 2.10.3(c)	[***]

Schedule 2.10.4	Supply Prices
Schedule 2.12.2	[***]
Schedule 3.1.1	Returned Goods Policies
Schedule 3.2.7	Medicaid and PHS 340B Program Price Reporting
Schedule 3.2.8	[***]
Schedule 3.3.1	[***]
Schedule 4.1	Services Fees

INDEX OF DEFINED TERMS

Defined Term	Page
Agreement	1
AMP	15
Asset Purchase Agreement	1
Auditor	1
Best Price	15
BPD Fees	1
Branded Prescription Drug Fees	1
Breaching Party	27
Buyer	1
Calendar Quarter	2
CMS	2
Commercial Rebates	18
Customers	2
Cutover Date	2
Distribution Services	4
DSCSA	11
Effective Date	1
Excluded Services	2
Finished Product	2
Force Majeure Event	29
FSS	2
Government Contract	2
Government Rebates	13
Indirect Taxes	2
Invoice Date	2
Invoiced Amounts	23
Labeler Code	2
Manufacturing Contracts	9
Manufacturing Services	10
Medicaid Rebate Program	2

Defined Term	Page
Medicare Part D Coverage Gap Discounts	2
Medicare Part D Prescription Drug Plan	3
Medicare Program	3
Net Margin Amount	3
NFAMP	3
Notice	30
Notice Period	28
Out-of-Pocket Costs	3
Parties	1
Party	1
Payments	24
PBM Contracts	18
PHS 340B Program	3
Post-Marketing Study Services	4
Quarterly Statement	9
Rebate Tail Period	3
Regulatory Transition Period	10
Regulatory/PV Services	4
Seller	1
Seller Cap	26
Seller-Related Losses	3
Services	4
Services Fee	23
Services Standard	5
State Assistance Program	4
Supply Price	10
Transition Lots	4
Transition Managers	6
Transition Period	27
Transitional Services	4
Tricare Rebates	4

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) dated as of [•] (the “Effective Date”), by and between Eisai Inc., a Delaware corporation (“Seller”) and Catalyst Pharmaceuticals, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Eisai Co., Ltd., the parent company of Seller, and Buyer are parties to that certain Asset Purchase Agreement, dated as of December 17, 2022 (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase from Seller the Purchased Assets (as defined in the Asset Purchase Agreement); and

WHEREAS, following the consummation of the transactions contemplated by the Asset Purchase Agreement, Seller has agreed to perform certain Services for certain periods after the Effective Date for the benefit of Buyer and its Affiliates with respect to Buyer’s operation of the Product Business (as defined in the Asset Purchase Agreement) during such periods, subject to the terms and conditions contained herein, which the Parties acknowledge have been negotiated on an arms’ length basis by Buyer and Seller.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and set forth in the Asset Purchase Agreement and the other Ancillary Agreements (as defined in the Asset Purchase Agreement), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Defined Terms. Unless otherwise specifically provided herein, capitalized and other terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Asset Purchase Agreement. As used herein, the following terms have the following meanings.

“Auditor” means an accounting firm of international reputation (excluding each of Seller’s and its Affiliates and Buyer’s and its Affiliates’ respective regular outside accounting firms) as may be mutually acceptable to Seller and Buyer (each acting reasonably); provided, however, if Seller and Buyer are unable to agree on such accounting firm within 10 days after a need to engage the Auditor arises under this Agreement or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Buyer a list of three other accounting firms of international reputation that have not performed services for Seller or its Affiliates or Buyer or its Affiliates in the preceding three-year period, and Buyer shall select one of such three accounting firms.

“Branded Prescription Drug Fees” or “BPD Fees” means the fees described in Section 9008 of the Patient Protection and Affordable Care Act, as amended by Section 1404 of the Health Care and Education Reconciliation Act of 2010.

“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that, other than for purposes of Article 3, (a) the first Calendar Quarter under this Agreement shall commence on the Effective Date and end on the first March 31, June 30, September 30 or December 31 to occur after the Effective Date and (b) the last Calendar Quarter under this Agreement shall commence on the last January 1, April 1, July 1 or October 1 to occur prior to the expiration of the Transition Period and end on the date of expiration of the Transition Period.

“CMS” means Centers for Medicare and Medicaid Services within the United States Department of Health and Human Services, or any successor organization or agency.

“Customers” means Third Party wholesalers, pharmacy benefit managers, managed care organizations, government buyers, or any other Third Parties that contract with Seller or any of its Affiliates with respect to the utilization of any Product or purchase any Product from Seller or any of its Affiliates, in each case in the Territory, as of the Effective Date.

“Cutover Date” means the date that is [***] or such other date as Seller and Buyer agree upon in writing.

“Excluded Services” means all services other than the Services.

“Finished Product” means a Product in finished, packaged form, labeled for sale in the Territory.

“FSS” means the Federal Supply Schedule administered by the United States Department of Veterans Affairs.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Authority in the Territory or any prime contractor or higher-tier subcontractor in the Territory, or under which any such Governmental Authority or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar Taxes that are required to be disclosed on an Indirect Tax invoice.

“Invoice Date” means the date of the wholesaler’s invoice for the sale of Product to the end user.

“Labeler Code” means the four or five digit code assigned to the manufacturer or distributor of drug products by the FDA included as the first four or five digits of the NDC number for the products Manufactured or distributed by such Person.

“Medicaid Rebate Program” means the rebate program established pursuant to 42 U.S.C. §1396r-8.

“Medicare Part D Coverage Gap Discounts” means Rebates under the Rebate program codified at 42 U.S.C. § 1395w-114a.

“Medicare Part D Prescription Drug Plan” means a prescription drug plan that has been approved by CMS to offer prescription drug coverage that is either integrated with health care coverage provided under Part C of the Medicare Program to enrollees or a stand-alone Part D drug plan, codified at 42 U.S.C. §§ 1395w-101, et seq.

“Medicare Program” means the program established pursuant to 42 U.S.C. Subchapter XVIII.

“Net Margin Amount” means, for a Calendar Quarter, the amount equal to [***].

“NFAMP” means the non-federal average manufacturer price as defined in 38 U.S.C. §8126.

“Out-of-Pocket Costs” means, to the extent documented: [***].

“PDUFA Fees” means all fees payable with respect to the Products under the Prescription Drug User Fee Act.

“PHS 340B Program” means the drug discount program, available to “covered entities,” that is administered by the Health Resources and Services Administration pursuant to 42 U.S.C. §256B.

“Rebate Tail Period” means the 35 day period following the Effective Date.

“Seller-Related Losses” means Losses to the extent caused by (a) the gross negligence or willful misconduct of Seller or any of its Affiliates or subcontractors in the performance of obligations under, or (b) any breach by Seller or any of its Affiliates or subcontractors of, this Agreement.

“State Assistance Program” means any Medicaid supplemental rebate programs, state pharmaceutical assistance programs, and other state programs to provide pharmaceutical assistance for which Seller or any of its Affiliates has entered into a rebate or discount agreement with a state effective prior to the Cutover Date with respect to any Product.

“Transition Lots” means those lots of Product identified of Schedule 1.1.

“Tricare Rebates” means rebates paid under the Tricare Retail Pharmacy Program as implemented pursuant to 31 C.F.R. 199.

1.2 Construction. Section 1.2 of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

ARTICLE 2

SERVICES

2.1 Provision of Services.

2.1.1 Subject to the terms and conditions of this Agreement, during the Transition Period, Seller shall (a) provide or cause to be provided to Buyer or its Affiliates the Manufacturing Services, and the services described in Section 2.10.1 (the “Distribution Services”), in Section 2.11 (the “Regulatory/PV Services”) and on Schedule 2.1(a) (the “Post-Marketing Study Services”), and (b) use commercially reasonable efforts to provide or cause to be provided to Buyer or its Affiliates, as designated in writing by Buyer, the transitional services set forth on Schedule 2.1(b) (the “Transitional Services”) during such periods as are specified in this Agreement or Schedule 2.1(b), as applicable, as such Transitional Services were being utilized or conducted by Seller in connection with the Product Business in the 12 months prior to the Effective Date, when and as such Transitional Services are reasonably requested by Buyer. The Transitional Services together with the Manufacturing Services, the Distribution Services, the Regulatory/PV Services and the Post-Marketing Study Services shall collectively be referred to as the “Services”. For the avoidance of doubt, except with respect to any contracts Buyer enters into as contemplated under Article 3, the Services shall not include implementing or otherwise providing services with respect to any new customer contracts or programs initiated by Buyer during the Transition Period.

2.1.2 Seller shall have no obligation to provide or cause to be provided to Buyer or its Affiliates any Transitional Service not provided or conducted with respect to a Product in the 12 months prior to the Effective Date, and neither Seller nor any of its Affiliates will be required to perform or to cause to be performed any of the Services for the benefit of any Person other than Buyer and its Affiliates. If there is any inconsistency between the terms of Schedule 2.1 and the terms of this Agreement, the terms of this Agreement shall govern. Except as expressly set forth herein, from and after the Effective Date, Seller’s and its Affiliates’ and Buyer’s and its Affiliates’ respective obligations and rights with respect to the Products in the Territory shall be as set forth in the Asset Purchase Agreement or the other applicable Ancillary Agreements. For the avoidance of doubt, the Services do not include, and Seller shall have no obligation to provide, any Excluded Services.

2.1.3 The description of the Services set forth on Schedule 2.1 may be amended from time to time throughout the Transition Period upon the mutual written agreement of the Parties, and any such amendment shall be considered part of this Agreement and incorporated herein by this reference. Any such amendment shall provide an appropriate change in the Services Fee to the extent the scale, scope or duration of any Service is modified.

2.2 Services Performed by Affiliates and Third Parties. Seller shall have the right to perform the Services either itself, through any Affiliate or through any subcontractor; provided that Seller shall in all cases remain responsible for the performance of its obligations hereunder, including for the performance and any breach of this Agreement by its Affiliates and subcontractors.

2.3 Services Standard.

2.3.1 [***].

2.3.2 [***].

2.3.3 [***].

2.4 Transitional Nature of Services; Changes. Buyer acknowledges and agrees that the Services are intended only to be transitional in nature, and shall be furnished by Seller only during the Transition Period, and solely for the purpose of accommodating Buyer in connection with the transactions contemplated by the Asset Purchase Agreement. Buyer shall ensure that it or its applicable Affiliates will have sufficient resources available at the end of the Transition Period to perform the Services (or have the Services performed) without the involvement of Seller, its Affiliates or any of its or their respective employees or agents. Buyer acknowledges and agrees that Seller or its Affiliates may make changes from time to time in the manner of performing the Services if Seller or its Affiliates (a) are making similar changes in performing similar services for themselves or their own Affiliates, or would have made similar changes in performing similar services for the Product Business, and (b) if applicable, furnish to Buyer substantially the same notice (in content and timing) as Seller or its Affiliates shall furnish, or would have furnished, to their own Affiliates with respect to such changes; provided that in the event any such changes would be materially detrimental to Buyer’s ability to continue to conduct Product-related activities in the same manner as the Seller conducted its own services related to the Products in the 12 months prior to the Effective Date, the Parties shall negotiate in good faith to develop acceptable alternative work-around arrangements for the provision of the applicable Services.

2.5 Location of Services Provided; Travel Expenses. Seller shall provide the Services to Buyer or its applicable Affiliate from locations of Seller’s choice in its sole discretion unless Services are required to be performed at a specific location identified in Schedule 2.1. Should the provision of Services require any personnel of Seller to travel beyond 50 miles from his or her employment location, Buyer shall reimburse Seller for all reasonable, documented, travel-related costs, consistent with Seller’s travel policy.

2.6 Transition Management. Within five Business Days after the Effective Date, Buyer and Seller each shall designate an appropriate point of contact for all questions and issues relating to the Services (the “Transition Managers”). Each of Seller and Buyer may, by written notice given to the other such Party, replace its Transition Manager in its sole discretion. As soon as reasonably practicable following the Effective Date, the Parties shall commence planning for full transition of all Services to Buyer through the respective Transition Managers and shall designate teams and team leads with respect to each of the functional-related Services. The Transition Managers shall meet at least once per month, or on such other schedule as mutually agreed upon by Seller and Buyer, during the Transition Period in person or telephonically in order to discuss the Services and the status of the transition and to manage any open issues relating to the Services.

2.7 Cooperation. Each of Buyer and Seller shall use commercially reasonable efforts to cooperate with one another in all matters relating to the provision and receipt of the Services. Without limiting the generality of the foregoing sentence:

2.7.1 Buyer shall and shall cause its Affiliates to permit Seller, its Affiliates and its and their respective employees and agents reasonable access during regular business hours (or otherwise upon reasonable prior notice) to such data and personnel as are involved in receiving or overseeing the Services, and records as reasonably requested by Seller to facilitate Seller’s performance of this Agreement.

2.7.2 Subject to the last sentence of this Section 2.7.2, Seller and its Affiliates shall be relieved of their obligation to provide a Service if (a) the provision of such Service is dependent or otherwise reliant on Buyer or any of its Affiliates timely providing to Seller or any of its Affiliates or subcontractors any information, materials, products and like items in a manner substantially similar in nature, quality and timeliness to the information, materials, products and like items that Seller or any of its Affiliates supplied to those of its employees and contractors engaged in the Product Business at the time of the Closing and Buyer or its applicable Affiliate, at its sole cost and expense, fails to so provide such information, materials, products and like items during the Transition Period; or (b) Buyer’s or its applicable Affiliate’s failure to perform its obligations under this Agreement, including providing cooperation as set forth in this Section 2.7, materially hinders or prevents Seller’s performance of such obligation. In the event Seller believes that Buyer or its applicable Affiliate has failed to provide any such information, materials, products and like items, the Transition Manager of Seller shall provide notice of such alleged failure to the Transition Manager of Buyer and the Transition Managers shall discuss and work together in good faith to resolve any impact such alleged failure may have to the provision of the Services.

2.8 Consents. [***].

2.9 Exclusions. [***].

2.10 Distribution Services.

2.10.1 Distribution. Buyer hereby appoints Seller as its exclusive distributor of the Products in the Territory during the Transition Period in accordance with the terms and conditions of this Agreement. Seller or its applicable Affiliate shall distribute and sell the Products in the Territory on behalf of Buyer, in the ordinary course of business, until the end of the Transition Period. Buyer shall not, and shall cause its Affiliates, licensees and sublicensees not to, distribute or sell any Product prior to the end of the Transition Period. Buyer shall assume responsibility for distribution and sale of the Products from and after the end of the Transition Period. Until the end of the Transition Period, Seller shall, on behalf of Buyer, continue to process customer orders (including billing and collection) for the Product Business and prepare and ship Finished Product in the Territory in the ordinary course of business.

2.10.2 Net Sales.

(a) [***].

(b) [***].

2.10.3 Inventory Management.

(a) Until distributed and sold by Seller or its applicable Affiliate in accordance with Section 2.10.1 or delivered to Buyer in accordance with Section 2.10.3(b), Seller or its applicable Affiliates shall store (or cause its applicable Third Party contractor to store) the Purchased Inventory on behalf and for the benefit of Buyer. Risk of loss with respect to such Purchased Inventory shall remain with Buyer.

(b) Within five Business Days following the end of the Transition Period, Seller shall make available any remaining quantities of Finished Product held for sale in the Territory in Seller’s or its Affiliates’ possession or control [***]. Buyer shall pay to Seller in accordance with Article 4 the aggregate Supply Price for any such remaining quantities of Finished Product.

(c) At the expiration or earlier termination of the Initial Transition Period, subject to obtaining all necessary Consents of Third Parties, Seller shall assign, transfer, convey and deliver to Buyer each of the Contracts identified on Schedule 2.10.3(c) to the extent relating to the Products and the Territory (the “Manufacturing Contracts”), and Buyer shall accept such Manufacturing Contracts from Seller and assume and pay and discharge when due all Liabilities under each such Manufacturing Contract, in each case to the extent relating to the Products and the Territory and arising following the expiration or earlier termination of the Initial Transition Period or for orders of Products for the Territory placed prior to the expiration or earlier termination of the Initial Transition Period and to be fulfilled by the applicable Third Party after the expiration or earlier termination of the Initial Transition Period. In the event the Consent of a Third Party is required in order to so assign, transfer, convey or deliver a Manufacturing Contract, Section 5.2.2 of the Asset Purchase Agreement shall apply to such Manufacturing Contract mutatis mutandis; provided that, notwithstanding anything to the contrary in the Asset Purchase Agreement, if Seller does not deliver at Closing any Third Party consent required to assign the Manufacturing Contracts to Buyer (with such consents providing for a delayed assignment to be effective at the end of the Initial Transition Period), then Seller shall, at its sole cost and expense, take all actions required to obtain any such consent prior to the expiration or earlier termination of the Initial Transition Period. [***]

2.10.4 Product Supply.

(a) During the Transition Period, Seller or its Affiliates shall continue to Manufacture or cause to be Manufactured and supply Finished Product for distribution, sale and sampling purposes in the Territory in accordance with Seller’s then-current demand forecast for the Territory (the “Manufacturing Services”). [***].

(b) [***].

2.11 Regulatory/PV Services.

2.11.1 [***].

2.11.2 [***].

2.11.3 [***].

2.11.4 [***].

2.11.5 [***].

2.12 Promotion; Coupons and Vouchers.

2.12.1 During the portion of the Transition Period in which Seller is providing the Transitional Services described under the “Commercial” heading on Schedule 2.1(b), neither Buyer nor any of its Affiliates shall conduct any marketing or promotional activities with respect to the Products in the Territory. For clarity, the preceding shall not restrict (a) Buyer’s or its Affiliates’ contracting discussions relating to Product in the Territory or (b) Buyer’s or its Affiliates’ broad-based publicity (such as on Buyer’s website) relating to Product in the Territory, subject to Section 5.3 of the Asset Purchase Agreement.

2.12.2 Seller shall be responsible for processing, in the ordinary course and in accordance with the Services Standard, any coupons or vouchers for the Products in the Territory redeemed by patients during the Transition Period; provided that Seller shall, on a monthly basis during the Transition Period, provide the details set forth on Schedule 2.12.2 on such redemptions to Buyer in order to allow Buyer to adequately prepare for post-transition activities. Buyer shall be financially responsible for any and all coupons and vouchers for the Product in the Territory redeemed after the Effective Date. Buyer’s financial responsibility to Seller for such amounts will be settled through the Net Margin Amount calculation during the period in which the Net Margin Amount is payable hereunder. Following such period, Buyer shall reimburse Seller for all coupons and vouchers for any Product in the Territory honored by Seller after the Effective Date, within 30 days following Buyer’s receipt of written invoice and supporting documentation from Seller.

2.13 IND Transfer. Promptly, but no later than 30 days, following the completion of all Post-Marketing Study Services, Buyer and Seller shall (and shall cause their respective Affiliates to) cooperate with one another and use their respective reasonable best efforts to complete, execute and file or cause to be filed with FDA all documentation required to effect the transfer to Buyer or its applicable Affiliate of all INDs held by Seller or any of its Affiliates covering the clinical studies that were the subject of the Post-Marketing Study Services. Each Party shall bear its own costs and expenses in connection with the transfer of such INDs to Buyer or its applicable Affiliate; provided, however, that Buyer shall be responsible for the payment of any filing or similar fees payable to the applicable Governmental Authority with respect to the transfer of such INDs.

ARTICLE 3

COVENANTS

3.1 Product Returns.

3.1.1 On and after the Effective Date, Seller shall process any returns of units of Product that were sold in the Territory with a Seller NDC number that are made to Seller, irrespective of whether Seller or any of its Affiliates or Buyer or any of its Affiliates sold such returned unit of Product. All other returns of units of Product following the Effective Date will be processed by Buyer. Returns will be processed in accordance with the processing Party’s then-current returned goods policy, regardless of which Party made the corresponding original sale. A copy of each of Seller’s and Buyer’s returned goods policy as of the Effective Date is attached hereto as Schedule 3.1.1.

3.1.2 Buyer shall be financially responsible for return reimbursement for all units of Product sold on or after the Effective Date in the Territory. Seller shall be financially responsible for return reimbursement for units of Product sold prior to the Effective Date in the Territory. Notwithstanding the foregoing, Buyer and Seller shall be financially responsible for returns of units of Product included in Transition Lots on a proportional basis, based on the number of units of Product in such Transition Lot sold by or on behalf of Buyer (including by Seller under Section 2.10) after the Effective Date (which shall be Buyer’s financial responsibility) and on the number of units of Product in such Transition Lot sold by Seller prior to the Effective Date (which shall be Seller’s financial responsibility). Seller shall reimburse Buyer for all refunds paid by Buyer for returns of units of Product sold by Seller in the Territory prior to the Effective Date and Seller’s proportionate share of refunds for returns of units of Product included in Transition Lots. Buyer shall reimburse Seller for all refunds paid by Seller for (x) returns of units of Product sold by or on behalf of Buyer in the Territory on or after the Effective Date and (y) Buyer’s proportionate share of refunds for returns of units of Product included in Transition Lots. Buyer’s reimbursement obligations to Seller under this Section 3.1.2 will be settled through the Net Margin Amount calculation during the period in which the Net Margin Amount is payable hereunder and, following such period, by direct payment within 30 days following Buyer’s receipt of written invoice and supporting documentation from Seller. Seller’s reimbursement obligations to Buyer under this Section 3.1.2 will be settled by direct payment within 30 days following Seller’s receipt of written invoice and supporting documentation from Buyer.

3.1.3 Each Party shall promptly destroy, or cause to be promptly destroyed, all units of Product returned to it or its Affiliates that are required by applicable Law to be destroyed, in each case in a manner consistent with all applicable Law. Seller shall reimburse Buyer for Buyer’s reasonable out-of-pocket costs for destruction of returned units of Product that were sold prior to the Effective Date, and Buyer shall reimburse Seller for Seller’s reasonable out-of-pocket costs for destruction of all other returned units of Product.

3.1.4 Neither Buyer nor Seller shall instruct, recommend or attempt to induce Customers who have previously purchased a Product in the Territory to (a) return such Product when that would not otherwise have been the case but for such Party’s instructions, recommendations or inducement or (b) delay the return of such Product.

3.2 Government Rebates and Price Reporting.

3.2.1 Allocation of Financial Responsibility.

(a) Seller shall be financially responsible for all Rebates with respect to the Products pursuant to Rebate claims under any government rebate programs (including all Rebates pursuant to Seller’s Government Contracts and under any Medicaid Rebate Program) (collectively, “Government Rebates”) for any portion of an invoice covering utilization in the [***] (as reflected in the covered period stated on such invoice).

(b) For Government Rebates for any portion of an invoice covering utilization in the [***] (as reflected in the covered period stated on such invoice) (i) Seller shall be financially responsible for the amount of such Government Rebates that is equal to the product of (x) a fraction, the numerator of which is the number of days in such Calendar Quarter included during the Rebate Tail Period and the denominator of which is the number of days in such Calendar Quarter, and (y) the amount of the Government Rebate and (ii) Buyer shall be financially responsible for the amount of such Government Rebates that is equal to the product of (A) one minus the fraction determined pursuant to clause (i) above and (B) the amount of Government Rebate.

(c) Buyer shall be financially responsible for all Government Rebates for any portion of an invoice covering utilization following the [***] (as reflected in the covered period stated on such invoice).

(d) The financial obligations of the Parties with respect to Government Rebates and Medicare Part D Coverage Gap Discounts with respect to the Products shall be determined solely by reference to the date of dispensing of units of Product, as reflected in the applicable invoice for such Government Rebates and Medicare Part D Coverage Gap Discounts, and Seller shall not have any obligation to request from any Governmental Authority or other Third Party documentation supporting the utilization reflected on such invoices.

3.2.2 Seller shall be administratively responsible for processing all such Government Rebates for Product labeled with an NDC number of Seller, including payment of invoices, and shall conduct the process for disputing Rebate claims as if Seller were at all times itself financially responsible for the Rebate liability; provided, however, that Buyer shall be administratively responsible for processing Tricare Rebates for units of Product labeled with an NDC number of Seller beginning on the date that such Product is added to Buyer’s FSS contract. Buyer shall be administratively responsible for processing all such Government Rebates for Product labeled with an NDC number of Buyer. Buyer will provide to Seller, on a quarterly basis within 15 days after Seller’s request therefor, information in Buyer’s possession or control relating to Product labeled with an NDC number of Seller sold by or on behalf of Buyer that Seller reasonably needs in order to comply with applicable Laws relating to Government Rebates, in each case, in the format of, and containing the information customarily used by Buyer with respect to its own Government Rebate processing. To the extent Seller reasonably requires additional data or a different format, the Parties agree to negotiate in good faith in an effort to address Seller’s concerns. If Seller does not timely process payments for the Government Rebates for which Seller is administratively responsible under this Section 3.2.2, then, other than in the event such failure to timely process payments is due to Buyer’s failure to provide timely information in Buyer’s possession or control to Seller in accordance with this Section 3.2.2, Seller shall be responsible for, and shall timely pay, any fees, penalties, or assessments of any kind relating to late or untimely payments.

3.2.3 To the extent that Seller processes any Government Rebates that are the financial responsibility of Buyer, and subject to requirements and obligations of the Seller under this Section 3.2, Buyer shall reimburse Seller therefor, which reimbursement will be settled through the Net Margin Amount calculation during the period in which the Net Margin Amount is payable hereunder and, following such period, by direct payment within 30 days after receipt of invoices that describe the requested payments in reasonable summary level detail and include reasonable supporting documentation. To the extent that Buyer processes any Government Rebates that are the financial responsibility of Seller, Seller shall reimburse Buyer therefor, which reimbursement will be settled by direct payment within 30 days after receipt of invoices that describe the requested payments in reasonable summary level detail and include reasonable supporting documentation.

3.2.4 [***].

3.2.5 [***].

3.2.6 [***].

3.2.7 [***].

3.2.8 [***].

3.2.9 [***].

3.2.10 [***].

3.2.11 [***].

3.2.12 [***].

3.2.13 [***].

3.2.14 [***].

3.3 Commercial Rebates.

3.3.1 [***].

3.3.2 [***].

3.3.3 [***].

3.3.4 [***].

3.4 Chargeback Claims.

3.4.1 [***].

3.4.2 [***].

3.4.3 [***].

3.5 Branded Prescription Drug Fees.

3.5.1 [***].

3.5.2 [***].

3.5.3 [***].

3.5.4 [***].

3.6 PDUFA Fees. [***].

3.7 Reconciliation. [***].

3.8 Impact of Price Increases on Payment Claims. [***].

3.9 Government Contracts.

3.9.1 [***].

3.9.2 [***].

3.10 Distribution Services Fees. [***]

3.11 Customer Notification; Order Transition. [***].

3.12 Price Appreciation Credits. [***].

ARTICLE 4

COMPENSATION

4.1 Services Fees. In consideration for the performance of the Services by Seller, and the performance by Seller of its other obligations hereunder, Buyer shall pay Seller the applicable amounts set forth on Schedule 2.1(a) and Schedule 4.1 per Calendar Quarter for each Calendar Quarter during the Transition Period (the “Services Fee”) and the aggregate Supply Price for Finished Product supplied under Section 2.10.3(b) or Section 2.10.4 during each Calendar Quarter during the Transition Period; provided, [***].To the extent that Seller ceases providing Services during (but not at the end of) a Calendar Quarter, Buyer shall be responsible for paying a prorated quarterly Services Fee for such partial Calendar Quarter. In addition, Buyer shall reimburse Seller (upon receipt of applicable receipts and other reasonable supporting documentation) for any Out-of-Pocket Costs.

4.2 Invoicing. Seller shall, on a Calendar Quarterly basis, invoice Buyer for the Services Fee for the preceding Calendar Quarter [(***)], the aggregate Supply Price for the preceding Calendar Quarter and all Out-of-Pocket Costs incurred by Seller in the preceding Calendar Quarter (collectively, “Invoiced Amounts”).

4.3 Due Date. Invoiced Amounts will be paid through the Net Margin Amount during the period hereunder in which the Net Margin Amount is payable. Thereafter, Buyer shall pay (a) the Services Fee due for each Calendar Quarter on or prior to the fifth Business Day of the immediately following Calendar Quarter and (b) each invoice for Supply Prices and Out-of-Pocket Costs due under this Agreement promptly, but in no event later than 30 days, after the date of receipt of such invoice and supporting documentation (such as Third Party invoices). All payments to be made under this Agreement shall be made in United States dollars and paid by wire transfer of immediately available funds (i) to such account designated by Buyer by written notice to Seller from time to time with respect to payments to be made to Buyer hereunder or (ii) to such account designated by Seller by written notice to Buyer from time to time with respect to payments to be made to Seller hereunder. Any payments under this Agreement that are not made on or before the applicable due date shall bear interest a rate equal to the lesser of (x) [***] percent per annum above the Prime Rate, as reported in the print edition of The Wall Street Journal, Eastern Edition, on the date such payment was due or, if unavailable, on the latest date prior to the payment due date on which such rate is available, and (y) the maximum rate permitted under applicable Law, calculated on a daily basis, based on the actual number of days elapsed from the payment due date to the date of actual payment.

4.4 Taxes.

4.4.1 The amounts payable by Buyer to Seller pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by applicable Law. Seller alone shall be responsible for paying any and all Taxes (other than withholding Taxes required to be paid by Buyer) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Buyer shall deduct or withhold from the Payments any Taxes that it is required by applicable Law to deduct or withhold. If Seller is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it shall deliver to Buyer or the appropriate Governmental Authority (with the assistance of Buyer to the extent that this is reasonably required and is expressly requested by Seller in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Buyer of its obligation to withhold Tax, and Buyer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be, to the extent it complies with the applicable Tax treaty. If, in accordance with the foregoing, Buyer withholds any amount, it shall make timely payment to the proper Taxing Authority of the withheld amount, and send to Seller proof of such payment within 60 days following that payment.

4.4.2 All Payments are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, Buyer shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Seller in respect of such Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate. Seller shall issue its invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.

4.5 Records; Audit.

4.5.1 Each Party shall keep and maintain, and shall cause its Affiliates to keep and maintain, complete and accurate records and books of account documenting all expenses and all other data necessary for the calculation of the amounts payable to the other Party under this Agreement consistent with its standard procedures and policies in the ordinary course of business for a period of three years after such expenses are incurred, unless a longer retention period is required by applicable Law.

4.5.2 Upon either Seller’s or Buyer’s request, the other such Party shall, and shall cause each of its Affiliates engaged in the performance of activities under this Agreement to, permit the requesting Party and its Representatives to engage, on a non-contingency basis, an Auditor to inspect and audit the records and books of account maintained by it pursuant to Section 4.5.1 in order to confirm the accuracy and completeness of such records and books of account and all payments hereunder; provided, that no Party shall be entitled to exercise its inspection and audit rights under this Section 4.5.2 more than once per calendar year, unless, in any case, any prior audit resulted in an adjustment to amounts due hereunder. The Party requesting the audit shall bear all out-of-pocket costs and expenses incurred in connection with any inspection or audit performed pursuant to this Section 4.5.2; provided, however, that the audited Party shall reimburse the Party requesting the audit for all reasonable costs and expenses incurred by such Party in connection with such inspection or audit if any such audit identifies an underpayment to the auditing Party or an overpayment to the audited Party hereunder in excess of 10% of the amounts actually payable. The full amount of any underpayment or overpayment as applicable shall be payable to the applicable Party plus accrued interest at a rate equal to the lesser of (i) two percent per annum above the Prime Rate, as reported in the print edition of The Wall Street Journal, Eastern Edition, on the date such payment was due or, if unavailable, on the latest date prior to the payment due date on which such rate is available, and (ii) the maximum rate permitted under applicable Law, calculated on a daily basis, based on the actual number of days elapsed from the payment due date to the date of actual payment. All information disclosed pursuant to this Section 4.5.2 shall be subject to the non-disclosure and non-use provisions set forth in Article 6.

4.6 Right to Discontinue Services Following Failure to Pay. Seller reserves the right to discontinue any Service under this Agreement in the event Buyer fails to remit payment of any undisputed portion of any invoiced amount and such failure to remit payment remains uncured for more than fifteen days after written notice by Seller.

ARTICLE 5

OWNERSHIP OF ASSETS: INTELLECTUAL PROPERTY AND RIGHTS OF REFERENCE

5.1 Ownership. This Agreement and the performance of the Services hereunder shall not affect the ownership of any Intellectual Property Rights or other assets. Subject to Section 5.2, no Party shall gain, by virtue of this Agreement or the Services hereunder, by implication or otherwise, any rights of ownership or use of any property or Intellectual Property Rights owned by any other Party. All rights, title and interest in and to all Intellectual Property Rights conceived or made by Seller, its Affiliates or its subcontractors in the course of Seller’s performance of Services and other activities under this Agreement shall be solely owned by Seller. In addition, except as otherwise expressly set forth in this Agreement, under no circumstances shall Seller be obligated to deliver or provide to Buyer, or otherwise make available or provide Buyer access to, any item (including any data, Contract, report, diagram or other such information or writing) which Seller is not otherwise obligated to provide to Buyer under the terms of the Asset Purchase Agreement or any Ancillary Agreement.

5.2 Limited License. Solely for and with respect to performance of Services and other activities under this Agreement during the Transition Period, Buyer (on behalf of itself and its Affiliates) hereby grants to Seller and its Affiliates a limited, non-exclusive, royalty-free, non-transferable license and right of reference, with the right to grant further licenses and rights of reference, to all Purchased Intellectual Property, Purchased Regulatory Approvals, Purchased Product Records, and Purchased Regulatory Documentation included within the Purchased Assets, all Buyer Regulatory Approvals and Documentation and all intellectual property rights owned or controlled by Buyer or its Affiliates, in each case, that are necessary or useful to perform, and solely for purposes of performing, the Services or Seller’s other obligations hereunder.

ARTICLE 6

CONFIDENTIALITY

Section 5.4 of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis; provided, that the Confidentiality Period shall be the period from the Effective Date through the [***] anniversary of the termination or expiration of this Agreement and the term Confidential Information shall include the terms and conditions of this Agreement.

ARTICLE 7

LIMITATION OF LIABILITY; INDEMNIFICATION

7.1 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER BUYER NOR SELLER SHALL BE LIABLE TO THE OTHER OR THEIR AFFILIATES OR ANY THIRD PARTY, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, FOR LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (IN EACH CASE, WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE), FOR ANY DAMAGES CALCULATED BY REFERENCE TO A MULTIPLIER OF REVENUE, PROFITS, EBITDA OR SIMILAR METHODOLOGY, CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY. The maximum aggregate liability of Seller and its Affiliates to Buyer or any of its Affiliates with respect to this Agreement shall be $[***] (the “Seller Cap”); provided, however, that the Seller Cap shall not apply to any failure of Seller to pay or reimburse any amounts owed to Buyer hereunder, including the Net Margin Amount payable to Buyer under Section 2.10.2 and amounts payable by Seller pursuant to Article 3, and shall not apply in the event of Seller’s fraud, or willful misconduct, or otherwise if prohibited by applicable Law.

7.2 Indemnification. Except as set forth in the Asset Purchase Agreement with respect to matters covered thereby and subject to this Article 7, Buyer shall indemnify, defend and hold harmless the Seller Indemnitees from and against, and reimburse and compensate any of them for, any and all Losses incurred by any such Person in connection with any Third Party Claims to the extent caused by (a) the breach by Buyer or any of its Affiliates of this Agreement; (b) the gross negligence or willful misconduct of Buyer or any of its Affiliates in the performance of obligations under this Agreement; or (c) the performance by Seller, its Affiliates or its subcontractors of Seller’s obligations under this Agreement, except, in each case, for Seller-Related Losses. Subject to this Article 7, Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against, and reimburse and compensate any of them for, any Seller-Related Losses incurred by any of them; provided, that, the maximum aggregate liability of Seller and its Affiliates under this Section 7.2 for Seller-Related Losses (other than Seller Related Losses that are amounts payable by Seller pursuant to this Agreement and other than as set forth in the proviso in Section 7.1) shall not exceed the Seller Cap. All indemnification claims made pursuant to this Section 7.2 shall be governed by Section 7.2.2 of the Asset Purchase Agreement. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of a Party or of any Affiliate of a Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of a Party under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

ARTICLE 8

TERM AND TERMINATION

8.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until [•] (the “Initial Transition Period”), unless earlier terminated in accordance with this Article 8; provided that (a) for the Post-Marketing Study Services, the term during which such services will be provided will commence on the Effective Date and end on the date on which Seller delivers the last final study report described in Schedule 2.1(a), (b) for any particular Transitional Service, the term during which such Transitional Service will be provided will commence on the Effective Date and end on [***], and (c) for the Manufacturing Services, the term during which such services will be provided will commence on the Effective Date and end on the later of (i) the date that is the last day of the Initial Transition Period and (ii) the date on which the Manufacturing Services are terminated pursuant to Section 8.2.5 (the applicable period in this Section 8.1, the “Transition Period”).

8.2 Termination of Services.

8.2.1 Upon the mutual written consent of Buyer and Seller, the Parties may, at any time prior to the end of the Transition Period, terminate this Agreement in its entirety or with respect to all or any Services, whereupon, from and after the date of termination specified in such written consent, Seller’s obligation to provide such Services to Buyer and its Affiliates shall cease; provided, that if termination of any Service materially inhibits or prevents Seller’s ability to provide any other Services (as determined in Seller’s reasonable discretion), such other Services shall be deemed terminated.

8.2.2 In the event that either Seller, on the one hand, or Buyer, on the other hand (the “Breaching Party”) breaches any of its material obligations under this Agreement, Seller (if Buyer is the Breaching Party) or Buyer (if Seller is the Breaching Party) may terminate this Agreement upon 30 days’ prior written notice (such 30-day period, the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination of this Agreement shall not become effective at the end of the Notice Period if (a) the Breaching Party cures such breach during the Notice Period or (b) such breach cannot be cured during the Notice Period and the Breaching Party commences and diligently pursues actions to cure such breach within the Notice Period, in which case the Breaching Party shall have an additional 30-day period to cure such breach before such termination shall become effective, provided, further, that a fifteen day cure period shall apply to any breach of a payment obligation hereunder and such cure period shall not be subject to extension in accordance with the preceding proviso.

8.2.3 Each of Buyer and Seller may terminate this Agreement immediately upon written notice to the other such Party if such other Party or any direct or indirect parent company of the other Party suffers an Insolvency Event.

8.2.4 Each of Buyer and Seller may terminate this Agreement to the extent provided in Section 9.1.

8.2.5 [***]

8.3 Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

8.4 Surviving Obligations. Without limiting the foregoing, Article 1, Section 2.10.2, Section 2.10.3, Section 2.13, Article 3, Article 4, Article 5, Article 6, Article 7, Section 8.2, Section 8.3, this Section 8.4 and Article 9 shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 9

MISCELLANEOUS

9.1 Force Majeure. Except for the obligation to pay monies due and owing, neither Party shall be liable for any failure to perform or any delays in performance, and no such Party shall be deemed to be in breach or default of its obligations set forth in this Agreement, if, to the extent and for so long as, such failure or delay is due to any causes that are beyond its reasonable control and without its fault or negligence, including, without limitation, such causes as acts of God, natural disasters, fire, flood, severe storm, earthquake, civil disturbance, lockout, riot, order of any court or administrative body, embargo, acts of government, war (whether or not declared), acts of terrorism, epidemics, pandemics (including COVID-19) or other similar causes (“Force Majeure Event”). In the event of a Force Majeure Event, Seller or Buyer, if prevented from or delayed in performing, shall promptly give notice to the other such Party and shall use commercially reasonable efforts to avoid or minimize the delay. In the event that the delay continues for a period of at least 30 days, the other such Party may elect to (a) suspend performance and extend the time for performance for the duration of the Force Majeure Event, or (b) terminate this Agreement without any liability to any Party.

9.2 Independent Contractor. The Parties and each of their respective Affiliates shall each be an independent contractor in the performance of its obligations hereunder. No Third Party, including any employee of any Party or any of such Party’s Affiliates, shall have or acquire any rights by reason of this Agreement.

9.3 Assignment. Neither this Agreement nor any of the rights or obligations of the Parties hereunder may be assigned by Buyer, on the one hand, or Seller, on the other hand, without the prior written consent of Seller (in the case of Buyer) or Buyer (in the case of Seller), as applicable; provided, however, that (i) either Party may assign or delegate any or all of its rights or obligations hereunder to an Affiliate (but no such assignment shall relieve the assigning Party of any of its obligations under this Agreement), and Seller may delegate any or all of its obligations hereunder to subcontractors, in each case, without the prior written consent of the other Party and (ii) following the termination or expiration of all Services other than the Manufacturing Services and the Post-Marketing Study Services, Buyer may transfer this Agreement to a direct or indirect purchaser of the Products and the Product Business without the prior written consent of Seller (but no such assignment shall relieve Buyer of any of its obligations under this Agreement). Subject to the first sentence of this Section 9.3, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment or transfer in violation of this Section 9.3 shall be null and void. Notwithstanding the foregoing, in the event a Party assigns its rights or obligations under this Agreement or otherwise makes payments from a jurisdiction other than the jurisdiction in which such party is organized (each an “Assignment”), and immediately after such Assignment the amount of Tax required to be withheld on any payment pursuant to this Agreement is greater than the amount of such Tax that would have been required to have been withheld absent such Assignment, then such increased withholding Tax shall be borne by the Party making such Assignment.

9.4 No Benefit to Third Parties. Except for the rights of any indemnified Person under Article 7, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

9.5 Notices.

9.5.1 Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission or by email of a PDF (or similar electronic) attachment (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the applicable Party at its address specified below. Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile or email; provided that the sender has received confirmation of transmission (by facsimile or email receipt confirmation or confirmation by telephone or, with respect to facsimile only, email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day).

(i)	If to Seller, to:

Eisai Inc.

200 Metro Boulevard

Nutley, NJ 07110

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, D.C. 20001

Attention: Michael J. Riella

E-mail: mriella@cov.com

(ii)	If to Buyer, to:

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, FL 33134

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Akerman LLP

201 East Las Olas Blvd., 18th Floor

Fort Lauderdale, FL 33301

Attention: Phillip B. Schwartz, Esq.

9.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to Buyer and Seller.

9.7 Governing Law. This Agreement, the negotiation, execution or performance of this Agreement and any Disputes that may be based upon, arise out of or relate hereto (whether for breach of contract, tortious conduct or otherwise), will be governed by, and enforced and construed in accordance with, the Law of the State of Delaware, including its statutes of limitations, without regard to the conflict of Laws rules of such state that would result in the application of the Laws of another jurisdiction.

9.8 Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and the United States District Court for the District of Delaware sitting in New Castle County for any Dispute, action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Service of Process. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 9.5 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

9.10 Amendments and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties. No course of dealing between the Parties shall be effective to amend or waive any provision of this Agreement. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

9.11 Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.12 Counterparts. This Agreement may be executed in any number of counterparts and manually or electronically, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

9.13 Entire Agreement. This Agreement, together with the Asset Purchase Agreement (including the Schedules and Exhibits expressly contemplated thereby and attached thereto), the Schedules expressly contemplated hereby and attached hereto, the Disclosure Schedules, the Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.

[Signature page follows]

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement as of the date first written above.

EISAI INC.

By:
Name:
Title:

CATALYST PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Schedule 1.1

[***]

Schedule 1.1 - 1

Schedule 2.1(a)

[***]

[***]

Schedule 2.1(a) - 1

Schedule 2.1(b)

Transitional Services

[***]

Schedule 2.1(b) - 1

Schedule 2.10.2(b)

Form of Quarterly Statement

[***]

Schedule 2.10.2(b) - 1

Schedule 2.10.3(c)

[***]

[***]

Schedule 2.10.32.10.3(c) - 1

Schedule 2.10.4

Supply Prices

[***]

Schedule 2.10.4 - 1

Schedule 2.12.2

[***]

[***]

Schedule 2.12.2 - 1

Schedule 3.1.1

Returned Goods Policies

[***]

Schedule 3.1.1 - 1

Schedule 3.2.7

Medicaid and PHS 340B Program Price Reporting

[***]

Schedule 3.2.7 - 1

Schedule Supplement 3.2.7

[***]

Schedule 3.2.8

[***]

[***]

Schedule 3.2.8 - 1

Schedule 3.3.1

[***]

[***]

Schedule 3.3.1 - 1

Schedule 4.1

Services Fees

[***]

Schedule 4.1 - 1